UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2008

Dialpoint Communications Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-52921	20-4799741
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2354-B Ebenezer Rd.
Rock Hill, South Carolina 29732
(Address of principal executive offices)

(904) 239-4973
(Issuer's telephone number)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

On July 8, 2008, the Board of Directors of Dialpoint Communications Corporation (the “Company” or “we”) was notified by Mr. Billy Radford that in order to contribute to the growth of the company he would be resigning his position as Chief Executive Officer of the corporation effective July 8, 2008. Mr. Radford will continue to serve as the company’s president.  As such, this move will allow Mr. Radford to concentrate on the daily operations of the company.

Election of New Officer

On July 8, 2008, the Board of Directors (the “Board”) Dialpoint Communications Corporation (the “Company” or “we”) held a meeting to fill the position of Chief Executive Officer that has been relinquished by Mr. Billy Radford.

With all board members present and upon nominations duly made and seconded, Mrs. Ann DiSilvestre was nominated and approved to assume the office of Chief Executive Officer for the company for the remainder of the ensuing year or until such time as a successor is elected and qualifies.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report.

N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Dialpoint Communications Corporation

                                         By: /s/ Billy Radford

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                                            President

By: /s/ Ann DiSilvestre

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                                            Chief Executive Officer

Dated: July 8, 2008